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FARBER, BLICHT & EYERMAN, LLP
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Certified Public Accountants
                               255 Executive Drive,
                               Suite 215
                               Telephone: (516)576-7040
                               Plainview, NY 11803-1715
                               Facsimile: (516) 576-1232

                                                                   EXHIBIT 24.1
                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
U.S. Golf and Entertainment Inc.
Commack, New York

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated March 14, 1997 (except for Notes 5 and 14, the latest of which is dated May 21, 1997), on the financial statements of U.S. Golf and Entertainment Inc. as of December 31, 1996 and for each of the two years then ended which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Plainview, New York

May 28, 1997